                                                                    EXHIBIT 10.2


                              Louis M. Brown, Jr.
                                4801 Maury Lane
                          Alexandria, Virginia  22304



                                August 3, 2000


Precision Auto Care, Inc.
748 Miller Drive, S.E.
Leesburg, Virginia 20175
Attention:  Board of Directors

                                   AGREEMENT
                                   ---------

Ladies and Gentlemen:

     This letter agreement (the "Agreement") sets forth our mutual understanding regarding the purchase by me ("Buyer") of 1,700,000 shares of Common Stock of Precision Auto Care, Inc. (the "Company") and the Buyer's employment with the Company. The terms and conditions of the Agreement are as follows:

     1.   Purchase of Common Stock.  Subject to the terms and conditions set
          ------------------------
forth herein and as an inducement to Buyer to accept employment with the Company, the Company hereby agrees to issue and sell to Buyer, and Buyer hereby agrees that it will purchase from the Company, on August 4, 2000 (the "Closing Date"), 1,700,000 shares of Common Stock of the Company (the "Shares") for an aggregate purchase price of $750,000 (the "Purchase Price").

     2.   Employment Matters.  The Buyer shall be appointed the Chief Executive
          ------------------
Officer of the Company, effective as of the Closing Date. The Buyer will serve in that capacity at the pleasure of the Board of Directors until his successor has been duly elected and appointed by the Company's Board of Directors. During the first year Buyer serves as the Chief Executive Officer of the Company, the Buyer will receive a salary of $1.00. Thereafter, the Buyer shall be entitled to receive a base salary and other compensation as may be determined by the Board of Directors of the Company. The Board of Directors shall appoint Buyer to serve as a Class II director of the Company (with a term expiring at the annual meeting of the shareholders in 2002) as soon as is reasonably practicable following the Closing Date.

     3.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to Buyer as follows:

          (a)  Corporate Existence and Power.  The Company (i) is a corporation
               -----------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction to which its ownership, lease or operation of
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August 3, 2000
Page 2

property or the conduct of its business requires such qualification; and (iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b)  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by the Company of this Agreement and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Shares, the hiring of Buyer as the Company's Chief Executive Officer and the appointment of Buyer to the Company's Board of Directors, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Articles of Incorporation or the Bylaws of the Company; (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation of the Company, or any requirement of law applicable to the Company; and (iv) do not violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any nature of any governmental authority against, or binding upon, the Company. The Company has not previously entered into any contractual obligation that is currently in effect or by which it is currently bound, granting any rights to any third party that are inconsistent with the rights to be granted by the Company in this Agreement.

          (c)  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any third party or governmental authority in respect of any requirement of law is necessary or required in connection with the execution, delivery or performance by or enforcement against the Company of this Agreement or the transactions contemplated hereby.

          (d)  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (e)  Litigation.  The Company has not received notice of any Order and
               ----------
to the knowledge of the Company no Order has been issued by any court or other governmental authority against the Company purporting to enjoin or restrain the execution, delivery or performance of any of the transactions contemplated by this Agreement.

          (f)  Compliance with Laws.  The Company is in compliance with all
               --------------------
requirements of law and all Orders issued by any court or governmental authority in all material respects.

          (g)  Capitalization.  On the Closing Date, after giving effect to the
               --------------
transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of 19,000,000 shares of Common Stock, of which 8,071,144 shares will be issued and outstanding, and 1,000,000 shares of Preferred Stock, none of which will be outstanding. The Shares are duly authorized, and, when issued to Buyer pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable securities laws. The issued and outstanding shares of capital stock of the Company are all duly authorized, validly issued, fully paid and

August 3, 2000
Page 3

nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable securities laws.

          (h)  Financial Statements.  The financial statements of the Company
               --------------------
(balance sheet and statements of operations, cash flows and shareholders' equity, together with the notes thereto) for the fiscal year ended June 30, 1999 and the three quarters ended March 31, 2000 (the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present in all material respects the financial position, operating results and cash flows of the Company as of the dates and for the respective periods indicated.

     4.   Representations/Warranties and Covenants of the Buyer.  The Buyer
          -----------------------------------------------------
represents, warrants and covenants to Buyer as follows:

          (a)  Accredited Investor/Securities Laws.  Buyer is an accredited
               -----------------------------------
investor within the meaning of Securities and Exchange Commission Rule 501(a). Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the laws of any other jurisdiction and that the Company does not contemplate registering the Shares. Buyer understands that the Shares may not be sold, transferred, pledged or otherwise disposed of unless they are subsequently registered under the Securities Act and, where required, under the laws of other jurisdictions or an exemption from registration is available and the Company has received an opinion of counsel satisfactory to the Company to that effect. Buyer is acquiring the Shares solely for his own account, solely for investment not with a view to or for resale, distribution or other disposition. Buyer has made no contract, undertaking, agreement or arrangement, and has no plans to enter into any contract, undertaking, agreement or arrangement for any resale, distribution or disposition of the Shares. Buyer agrees that none of the Shares will be resold in the absence of either an effective registration statement covering the Shares under the Securities Act or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act or under applicable laws of any other jurisdiction.

          (b)  Permitted Transfers.  Notwithstanding anything in this Section 4
               -------------------
to the contrary, the Company acknowledges that Buyer may transfer a portion of the Shares, with or without consideration therefor, to (1) other individuals to induce them to join the senior management team of the Company, (2) to immediate family members and children of immediate family members, or entities for which such individuals are beneficiaries, in connection with estate planning, and Buyer shall not require a legal opinion with respect to any such transfer.

          (c)  Restrictive Legend.  Buyer understands that the certificates
               ------------------
representing the Shares will bear the restrictive legend set forth below:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, under the Virginia Securities Act, or under the securities acts of any other state or jurisdiction. No sale, offer to sell or other transfer of these securities may be made unless pursuant to an effective registration statement, or unless in the opinion of counsel to the issuer the

August 3, 2000
Page 4

     proposed disposition may be made pursuant to a valid exemption from the registration provisions of these Acts."

          (d) The terms of this Agreement do not conflict with any agreement to which the Buyer is a party. Without limiting the generality of the foregoing, the Buyer is not under any obligation under the terms of a noncompetition or other agreement that will restrict Buyer's ability to serve as Chief Executive Officer of the Company.

     5.   Conditions to the Obligation of Buyer to Close.  The obligation of
          ----------------------------------------------
Buyer to purchase the Shares shall be subject to the satisfaction as determined by, or waiver by, Buyer of the following conditions on or before the Closing
Date:

          (a)  Refinancing.  The Company shall have received the form of
               -----------
commitment letter attached hereto as Exhibit A (the "Commitment Letter") duly
                                     ---------
executed by all of the parties thereto and shall have received the sum of $2,500,000 in the Bridge Loan financing contemplated by numbered paragraph 3 thereof.

          (b)  Representation and Warranties.  The representations and
               -----------------------------
warranties of the Company contained in Section 2 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          (c)  Compliance with this Agreement.  The Company shall have performed
               ------------------------------
and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

          (d)  Bankruptcy.  The Company shall not have filed a petition for
               ----------
bankruptcy, reorganization or rearrangement under any federal or state bankruptcy or insolvency laws, or any third party shall not have filed, or threatened to file, any such involuntary petition against the Company.

          (e)  Foreclosure.  No creditor shall have commenced any foreclosure
               -----------
proceedings against any assets of the Company.

          (f)  No Commitment to Issue Additional Securities.  Except as set
               --------------------------------------------
forth on Schedule 5(f) hereto and as contemplated by the terms of the Commitment
         -------------
Letter, there shall be no existing contracts, agreements or understandings obligating the Company to issue additional equity securities in the Company.

          (g)  No Material Adverse Event.  There shall have been no events that
               -------------------------
have been materially adverse to the Company's business, results of operations or financial condition.

          (h)  Secretary's Certificate.  Buyer shall have received a certificate
               -----------------------
from the Company, in form and substance satisfactory to Buyer, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Articles of Incorporation, the Bylaws and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and

August 3, 2000
Page 5

specimen signature of each officer of the Company executing this Agreement and any other document delivered in connection herewith on behalf of the Company.

          (i)  Officer's Certificate.  Buyer shall have received a certificate
               ---------------------
from the Company, in form and substance satisfactory to Buyer, dated the Closing Date and signed by the Chief Executive Officer of the Company, certifying (a) the representations and warranties of the Company contained in Section 2 hereof are true and correct in all material respects at and on the Closing Date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

          (j)  Purchased Shares.  The Company shall have delivered to Buyer a
               ----------------
certificate in definitive form representing the Shares purchased by Buyer on the Closing Date.

          (k)  Registration Rights.  The Company shall have executed a
               -------------------
registration rights agreement with the Buyer in the form attached hereto as Exhibit B.
---------

          (l)  Board Approval.  The transactions contemplated by this Agreement,
               --------------
including the issuance and sale of the Shares, shall have been duly approved by the Company's Board of Directors, including a majority of the disinterested directors.

     6.   Conditions to the Obligation of the Company to Close.  The obligation
          ----------------------------------------------------
of the Company to issue, sell and deliver the Shares to Buyer shall be subject to delivery by Buyer to the Company of $750,000 in immediately available funds. The Company shall also have received the Commitment Letter duly executed by all of the parties thereto, and received the sum of $2,500,000 in Bridge Loan financing contemplated by numbered paragraph 3 thereof.

     7.   Termination of Agreement.  This Agreement may be terminated prior to
          ------------------------
the Closing Date as follows:

          (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and Buyer; or

          (b) at the election of either the Company or Buyer by written notice to the other party after 5:00 p.m., Richmond, Virginia, time on August __, 2000, if the transactions contemplated by this Agreement shall not have been consummated pursuant hereto unless such date is extended by the mutual written consent of the Company and Buyer.

If this Agreement so terminates, it shall become null and void and have no further force or effect.

     8.   Miscellaneous.
          -------------

          (a)  Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of two years.

          (b)  Publicity.  Buyer and Company will consult with each other before
               ---------
holding any press conferences, analyst calls or other meetings or discussions and before issuing

August 3, 2000
Page 6

any press releases or other public announcements or statements regarding the transactions contemplated herein. The parties will provide each other the reasonable opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

          (c)  Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (i)  if to the Company:
                    Precision Auto Care, Inc.
                    748 Miller Drive, S.E.
                    Leesburg, Virginia 20175
                    Attention:
                    Facsimile:

               with a copy to:

                    Miles & Stockbridge P.C.
                    10 Light Street
                    Baltimore, Maryland 21202
                    Attention:  John B. Frisch
                    Facsimile:  (410) 385-3700

                    and

               (ii) if to Buyer:
                    Louis M. Brown, Jr.
                    4801 Maury Lane
                    Alexandria, Virginia 22304
                    Facsimile:  703-923-4021

               with a copy to:

                    Hunton & Williams
                    951 East Byrd Street
                    Richmond, Virginia 23219
                    Attention:  Thurston R. Moore
                    Facsimile:  (804) 788-8218

August 3, 2000
Page 7

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws Buyer may assign any of his continuing rights under this Agreement pursuant to transfers of a portion of the Shares in accordance with Section 4 hereof. The Company may not assign any of their rights under this Agreement without the written consent of Buyer. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement

          (e)  Amendment and Waiver.
               --------------------

               (i) No failure or delay on the part of the Company or Buyer in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Buyer at law, in equity or otherwise.

               (ii) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Buyer from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and Buyer, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          (f)  Counterparts; Facsimile.  This Agreement may be executed in any
               -----------------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile.

          (g)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.


          (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the

August 3, 2000
Page 8

provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          (j)  Rules of Construction.  Unless the context otherwise requires,
               ---------------------
references to sections or subsections refer to sections or subsections of this Agreement.

          (k)  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (l)  Further Assurances.  Each of the parties shall execute such
               ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other third party) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

August 3, 2000
Page 9

     If you are in agreement with the foregoing, please so acknowledge by executing the enclosed copy of this Agreement and returning it to the undersigned by 5:00 p.m., Eastern Standard Time, on August 3, 2000.

                              Very truly yours,

                              /s/ Louis M. Brown, Jr.

                              Louis M. Brown, Jr.


ACCEPTED AND AGREED
as of August __, 2000

PRECISION AUTO CARE, INC.


By: ______________________
    Name:
    Title:

August 3, 2000
Page 10

                                                                   SCHEDULE 5(f)

Existing Contracts, Agreements or Understandings Obligating the Company to Issue
--------------------------------------------------------------------------------
Additional Equity Securities.
----------------------------

     (a)  Stock Options Held by Officers, Directors and Employees:

     . The Company has issued options to purchase 742,875 shares of the Company's Common Stock pursuant various stock options plans and private agreements with individual officers, directors and employees.

     . 175,000 shares of Common Stock have been reserved for issuance under the Precision Tune Stock Option Plan, adopted September 28, 1995, and amended and restated August 27, 1997. 135,500 shares are available for additional grants under this plan, which expires September 28, 2005.

     . 400,000 shares of Common Stock have been reserved for issuance under the 1997 Precision Auto Care Stock Option Plan, adopted November 5, 1997. 198,000 shares are available for additional grants under this plan, which expires November 5, 2007.

     . 600,000 shares of Common Stock have been reserved for issuance under the 1999 Precision Auto Care Employee Stock Option and Restricted Stock Plan, adopted March 31, 1999. 131,125 shares are available for additional option grants and restricted stock awards under this plan, which expires March 31, 2009.

     . 75,000 shares of Common Stock have been reserved for issuance under the Precision Auto Care, Inc. 1998 Outside Directors' Stock Option Plan. Pursuant to the terms of this plan on the date of the company's on the date of each annual meeting of shareholders, options to purchase 2,500 shares are automatically due to be issued to each of those outside directors who had served for the preceding year. No options have yet been officially issued under the plan, which expires January 27, 2007. However, the Company has outstanding obligations to issue options for 15,900 shares under this plan.

     (b)  Restricted Stock Awards:

     . As noted above, 600,000 shares of Common Stock have been reserved for issuance under the Precision Auto Care Stock Option and Restricted Stock Plan, adopted March 31, 1999. 131,125 shares are available for additional option grants and restricted stock awards under this plan, which expires March 31, 2009. To date the Company has awarded a total of 77,500 shares of restricted stock. Under the terms of each award, the right, title and interest to such shares will not vest until March 2002, unless the Company's share price reaches certain specified

August 3, 2000
Page 11

               levels. To date 21,250 of the shares awarded have vested and certificates have been issued to the recipients.

          . By private agreement in March 1999, the Company awarded 45,000 shares of restricted stock to its outside directors in lieu of cash fees owed to them. Under the terms of the award, the right, title and interest to such shares will not vest until March 2002, unless the Company's share price reached certain levels. To date 11,250 of the shares awarded have vested and certificates have been issued to the recipients.

          . By private agreement in June 2000, the Company agreed to award 25,000 shares of restricted stock to Arthur C. Kellar in connection with his agreement to amend an outstanding Subordinated Debenture. These shares have not yet been issued. In the same transaction the Company also agreed, that subject to shareholder approval, it would grant Mr. Kellar 25,000 shares of stock for each $100,000 drawn upon a letter of credit Mr. Kellar took out to support an appeal bond posted on behalf of the Company.